Exhibit 107.1

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Safehold Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid:	Equity	Common Stock, $0.01 par value per share	Rules 457(o)(1)	—	—	$300,000,000	0.00011020	$33,060.00
Fees Previously Paid	N/A	—	—	—	—	—	—	—
	Total Offering Amounts:					$300,000,000		$33,060.00
	Total Fees Previously Paid:							—
	Total Fee Offsets:							$27,275.00
	Net Fee Due:							$5,785.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	Safehold Inc.	424B5	333-253262	2/18/2021		$27,275.00	(2)	Equity	Common Stock, $0.01 par value per share	$-	$250,000,000
Fees Offset Sources	Safehold Inc.	424B2	333-253262		2/18/2021							$27,275.00

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-271113.

(2)	Safehold Inc., a Maryland corporation formerly known as iStar Inc. (the “Company”), is registering shares of common stock having a proposed maximum aggregate offering price of up to $300,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company’s predecessor (the “Predecessor”), a Maryland corporation known as Safehold Inc. prior to its merger with and into the Company, registered shares of common stock having an aggregate offering price of up to $250,000,000, offered by means of a prospectus supplement dated February 18, 2021 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated February 18, 2021 pursuant to a Registration Statement on Form S-3 (Registration No. 333-253262) filed on February 18, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, the Predecessor made a contemporaneous fee payment in the amount of $27,275.00. No securities were offered or sold pursuant to the Prior Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $250,000,000 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $27,275.00 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $33,060.00 due for this offering. The remaining balance of the registration fee, $5,785.00, has been paid in connection with the filing of the Current Prospectus Supplement. The Predecessor terminated the offering that included the unsold securities under the Prior Prospectus Supplement.